JOINT FILING STATEMENT
                        PURSUANT TO RULE 13d-1(f)(1)(iii)

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 27, 1997

                                    EMP Associates LLC
                                    By EMP Management LLC
                                      Managing Member


                                    /s/ J. Richard Messina
                                    ---------------------------------
                                        J. Richard Messina
                                        Manager


                                    EMP Management LLC


                                    By: /s/ J. Richard Messina
                                    ---------------------------------
                                        J. Richard Messina


                                    PELLINORE SECURITIES CORP.


                                    /s/ J. Richard Messina
                                    ---------------------------------
                                        J. Richard Messina, President


                                    /s/ J. Richard Messina
                                    ---------------------------------